TOWERSTREAM CORPORATION

FINANCIAL STATEMENTS

For the Years Ended December 31, 2006 and 2005

TOWERSTREAM CORPORATION

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Balance Sheet	2
Statements of Operations	3
Statements of Stockholders’ Equity	4
Statements of Cash Flows	5 - 6

NOTES TO FINANCIAL STATEMENTS	7 - 28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Towerstream Corporation
Middletown, Rhode Island

We have audited the accompanying balance sheet of Towerstream Corporation (the “Company”) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Towerstream Corporation as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
February 10, 2007, except for Note 15 (l) and (m) as to which the date is March 12, 2007

TOWERSTREAM CORPORATION
BALANCE SHEET

December 31, 2006

Assets

Current Assets
Cash	$160,363
Accounts receivable, net of allowance for doubtful accounts of $107,245	157,443
Prepaid expenses	25,202
Total Current Assets	343,008

Property and equipment, net	3,758,585

FCC License	350,000
Security deposits and other assets	61,685
TOTAL ASSETS	$4,513,278

Liabilities and Stockholder’s Equity

Current Liabilities
Short-term debt	$259,341
Current maturities of capital lease obligations	62,685
Current maturities of notes payable, stockholders	1,797,611
Accounts payable and accrued expenses	966,357
Deferred compensation	180,000
Deferred revenues	400,766
Total Current Liabilities	3,666,760

Other Liabilities
Notes payable, stockholder, net of current maturities	74,400
Capital lease obligations, net of current maturities	73,315
Total other liabilities	147,715
TOTAL LIABILITIES	3,814,475

Commitments
Stockholder’s Equity
Common stock, par value $0.001; 30,000,000 shares authorized;
21,436,977 shares issued and 21,404,977 outstanding	21,437
Additional paid-in capital	8,925,366
Accumulated deficit	(8,213,000)
733,803
Less treasury stock, at cost, 32,000 shares	(35,000)
TOTAL STOCKHOLDERS’ EQUITY	698,803
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,513,278

The accompanying notes are an integral part of these financial statements	2

TOWERSTREAM CORPORATION
STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenues	$6,296,218	$5,397,510
Operating Expenses
Cost of revenues (exclusive of depreciation of $1,206,250 and
$933,557, respectively, shown separately below)	1,636,820	1,509,505
Depreciation	1,206,250	933,557
Customer support services	507,276	419,356
Selling, general and administrative expenses (includes stock-based
compensation expense of $100,625 in 2006)	3,636,376	3,265,352
TOTAL OPERATING EXPENSES	6,986,722	6,127,770

OPERATING LOSS	(690,504)	(730,260)

Other Expense/(Income)
Interest expense, net	237,071	216,945
Gain on extinguishment of debt	(114,339)	—
Gain on sale of property and equipment	(1,705)	—
TOTAL OTHER EXPENSE	121,027	216,945

NET LOSS	$(811,531)	$(947,205)

Net loss per common share - basic and diluted	$(0.04)	$(0.05)

Weighted average common shares outstanding	21,277,199	20,776,874

The accompanying notes are an integral part of these financial statements	3

TOWERSTREAM CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2006 and 2005

					Additional
	Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of January 1, 2005	20,026,698	$20,026	(32,000)	($35,000)	$7,508,193	($6,454,264)	$1,038,955
Sale of common stock	925,000	925			924,075		925,000
Issuance of common stock upon conversion
of stockholder’s notes	118,612	119			59,187		59,306
Net loss						(947,205)	(947,205)
Balance as of December 31, 2005	21,070,310	21,070	(32,000)	(35,000)	8,491,455	(7,401,469)	1,076,056
Issuance of common stock upon conversion
of stockholder’s notes payable and accrued interest	266,667	267			233,386		233,653
Issuance of common stock in connection
with purchase of FCC license	100,000	100			99,900		100,000
Stock-based compensation					100,625		100,625
Net loss						(811,531)	(811,531)
Balance as of December 31, 2006	21,436,977	$21,437	(32,000)	($35,000)	$8,925,366	($8,213,000)	$698,803

The accompanying notes are an integral part of these financial statements	4

TOWERSTREAM CORPORATION
STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

Cash Flows From Operating Activities	2006	2005
Net loss	$(811,531)	$(947,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,206,250	933,557
Provision for doubtful accounts	62,245	114,293
Amortization of deferred debt discount	19,830	12,292
Gain on extinguishment of debt	(114,339)	—
Non-cash charge for interest	42,916	—
Gain on sale of property and equipment	(1,705)	—
Employee stock-based compensation	100,625	—
Changes in operating assets and liabilities:
Accounts receivable	(46,038)	(77,204)
Advances to officers	35,533	(5,775)
Prepaid expenses	(16,381)	4,331
Accounts payable and accrued expenses	486,881	128,229
Deferred compensation	55,000	202,312
Deferred revenues	(51,556)	114,455
TOTAL ADJUSTMENTS	1,779,261	1,426,490
NET CASH PROVIDED BY OPERATING ACTIVITIES	967,730	479,285

Cash Flows From Investing Activities
Acquisition of property and equipment	(1,126,597)	(1,369,527)
Proceeds from sale of property and equipment	5,988	—
Purchase of FCC license	(50,000)	—
Change in security deposits	2,500	(8,500)
NET CASH USED IN INVESTING ACTIVITIES	(1,168,109)	(1,378,027)

Cash Flows From Financing Activities
Bank overdraft	—	(29,407)
Repayment of revolving note, stockholder	(250,000)	—
Proceeds from notes payable, stockholders	575,000	500,000
Repayment of notes payable, stockholder	(116,643)	(106,237)
Proceeds from short-term debt borrowings	250,000	—
Repayment of capital lease obligations	(33,948)	(13,344)
Repayment of long-term debt	(266,717)	(174,220)
Proceeds from sale of common stock		925,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	157,692	1,101,792

NET (DECREASE) INCREASE IN CASH	(42,687)	203,050

Cash – Beginning of year	203,050	—
Cash – End of year	$160,363	$203,050

The accompanying notes are an integral part of these financial statements	5

TOWERSTREAM CORPORATION
STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

	2006	2005

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$218,037	$176,900
Non-cash investing and financing activities:
Conversion of deferred compensation into notes payable	$—	$195,312
Conversion of principal and interest on notes payable
Into shares of common stock	$233,653	$59,306
Acquisition of FCC license in exchange for
shares of common stock	$100,000	$—
Acquisition of FCC license in exchange for
note payable	$200,000	$—

Acquisition of property and equipment under capital lease obligations	$122,008	$—

The accompanying notes are an integral part of these financial statements	6

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -  Organization and Nature of Business

TowerStream Corporation (herein after referred to as “Towerstream” or the “Company”) was formed on December 17, 1999 and was incorporated in Delaware. The Company operates as a Sub Chapter S corporation with its corporate headquarters located in Rhode Island.

The Company is a fixed wireless broadband provider. The Company serves several major U.S. markets including: Los Angeles, San Francisco, New York City, Chicago, Boston, Seattle, Providence and Newport, Rhode Island.

On January 12, 2007, Towerstream merged with a newly formed subsidiary of University Girls Calendar, Ltd. (“UGC”), a publicly traded shell company. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Accordingly, the merger of Towerstream and UGC (the “Merger”) is deemed to be a reverse merger that has been accounted for as a recapitalization of Towerstream (see Note 15).

NOTE 2 - Summary of Significant Accounting Policies

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance. Periodically, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on the history of past write-offs, collections, and current credit conditions. The allowance for uncollectible accounts at December 31, 2006 was $107,245 and bad debt expense for 2006 and 2005 was approximately $62,000 and $114,000, respectively and are included as part of selling, general, and administrative expenses.

Property and Equipment

Property and equipment are stated at cost. The costs associated with the construction of the network and subscriber installations are capitalized. Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Furniture, fixtures and equipment	5-7
Computer equipment	5
Systems software	3
Network and base station equipment	5-7
Customer premise equipment	5-7

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Expenditures for maintenance and repairs, which do not generally extend the useful life of the assets, are charged to operations as incurred. Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of disposal.

FCC License

Federal Communication Commission (“FCC”) license is initially recorded at cost and is not amortized. FCC license is considered to be an indefinite-lived intangible asset because the Company expects to continue to provide wireless service using the relevant license for the foreseeable future and the FCC license may be renewed for a nominal fee.

Deferred Revenues

Deferred revenues consist of either prepayment of services for future periods or payments received for current month services which overlap monthly reporting periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs

The Company charges advertising costs to expense as incurred. Advertising costs for the years ended December 31, 2006 and 2005 were approximately $44,000 and $240,000, respectively and are included as part of selling, general, and administrative expenses.

Income Tax Status

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and the state of Rhode Island income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no provision or liability for income taxes has been recognized in the accompanying financial statements.

Research and Development

Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2006 and 2005 were approximately $59,000 and $130,000, respectively. These costs have been recorded in the statement of operations as part of selling, general and administrative expenses.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

Management has determined there was no impairment of its property and equipment during the years ended December 31, 2006 and 2005.

Revenue Recognition

Revenues are recognized at the time access to the Company’s internet services is made available to its customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Company revenue arrangements with multiple deliverables under Emerging Issues Task Force Issue (“EITF”) No. 00-21 are deemed to be immaterial.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are reasonable estimates of fair value. The fair value of long-term debt is estimated to approximate fair market value based on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the Company’s notes payable to stockholders are not reasonably determinable based on the related party nature of the transactions.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R supersedes APB No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. As a result, the intrinsic value method of accounting for stock options with pro forma footnote disclosure, as allowed for under SFAS No. 123, is no longer permitted.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued

The Company adopted SFAS No. 123R using the modified prospective method, which requires the Company to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of SFAS No. 123R. After assessing alternative valuation models and amortization assumptions, the Company chose to continue using the Black-Scholes valuation model and recognition of compensation expense over the requisite service period of the grant.

As a result, the Company’s net loss for the year ended December 31, 2006 is $100,625 higher than if it had continued to account for share-based compensation under Accounting Principles Board (“APB”) opinion No. 25. The Company recorded total stock-based compensation of $100,625 during this period for options granted and vested which is included in selling, general and administrative expense. As of December 31, 2006 the fair value of the unvested stock options amounted to $120,000 which are expected to be recognized over a weighted average period of approximately 2.1 years.

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. The weighted average fair value of options granted during the year ended December 31, 2006 and 2005 was $0.57 and $0.46, respectively. The assumptions utilized to determine the fair value of options at the date of grant are indicated in the following table.

	Year ended December 31, 2006	Year ended December 31, 2005
Risk-free interest rate	4.6% - 5.1%	3.6% - 4.4%
Expected volatility	41% - 60%	56%
Expected life (in years)	6 – 10	6 - 10
Expected dividend yield	—	—

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued

Prior to January 1, 2006, the Company’s stock-based employee compensation plans were accounted for under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations, as permitted by Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”).

For the year ended December 31, 2005, as was permitted under SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which amended SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB No. 25.” Under the intrinsic value method, no stock-based compensation expenses had been recognized as the exercise price of the grants equaled the fair market value of the underlying stock at the date of grant. The following table illustrates the effect on net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the year ended December 31, 2005:

Net loss as reported	$(947,205)
Deduct: Stock-based employee compensation as determined under fair value method for all awards, net of related tax effects	(457,153)
Pro forma net loss	$(1,404,358)
Net loss per share Basic and diluted loss – as reported	$(0.05)
Basic and diluted loss – pro forma	$(0.07)

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Basic and Diluted Loss Per Share

Net loss per share is computed in accordance with Statement of Financial Standards No. 128, “Earning Per Share” (“SFAS No. 128”). SFAS No. 128 requires the presentation of both basic and diluted earnings per share.

Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur through the potential effect of common shares issuable upon the exercise of stock options, warrants and convertible securities. The calculation assumes (i) the exercise of stock options and warrants based on the treasury stock method; and (ii) the conversion of convertible preferred stock only if an entity records earnings from continuing operations, as such adjustments would otherwise be anti-dilutive to earnings per share from continuing operations. As a result of the Company having recorded a loss during each of the years ended December 31, 2006 and 2005, the average number of common shares used in the calculation of basic and diluted loss per share is identical and has not been adjusted for the effects of the following items: (i) 3,783,000 and 3,827,000 potential common shares from unexercised stock options and warrants for each of the years ended December 31, 2006 and 2005, respectively, and (ii) 980,748 and 1,339,139 shares convertible under stockholders’ notes at December 31, 2006 and 2005, respectively. Such potential common shares may dilute earnings per share in the future.

Convertible Notes Payable

The Company accounts for conversion options embedded in convertible notes in accordance with Statement of Financial Accounting Standard (“SFAS) No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). SFAS 133 generally requires Companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Convertible Notes Payable, continued

The Company accounts for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 “Accounting for Derivative Financial Investments Indexed to, and Potentially Settled in, a Company’s Own Stock “ (“EITF 00-19”) and in accordance with the provisions of Emerging Issues Task Force Issue (“EITF”) 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

NOTE 3 -  Cash

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The amount on deposit at December 31, 2006 exceeded the insurance limits by approximately $47,000.

NOTE 4 - Property and Equipment, net

As of December 31, 2006, the Company’s property and equipment, net is comprised of:

Network and base station equipment	$4,149,865
Customer premise equipment	3,090,253
Furniture, fixtures and equipment	185,151
Computer equipment	181,725
Systems software	135,208
7,742,202
Less: accumulated depreciation	3,983,617

$3,758,585

Depreciation expense for the years ended December 31, 2006 and 2005 was $1,206,250 and $933,557.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - Property and Equipment, net, continued

Property held under capital leases as of December 31, 2006 consists of the following:

Network base station equipment	$194,702
Less: accumulated depreciation	(54,479)

$140,223

NOTE 5 - Asset Acquisitions

On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida. The purchase price was comprised of a cash payment of $50,000 and the balance of $200,000 payable in four equal annual installments of $50,000 without interest plus 100,000 shares of Towerstream common stock valued at $1.00 per share. The Agreement requires acceleration of all future payments due 90 days after the Company receives additional financing in excess of $3,000,000. This condition was met on January 12, 2007. The Agreement is also contingent upon and may be unwound by the parties if certain events or conditions are not met prior to November 21, 2007.

On November 30, 2006 the Company completed an Asset Purchase Agreement to purchase a fixed wireless network in Seattle, WA for $200,000. The purchase included fixed wireless equipment and related assets at five points of presence, as well as, the assumption of certain operating leases at those locations. No customer contracts were purchased or assumed in the transaction.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Notes Payable, Stockholders

As of December 31, 2006, Notes payable to stockholders consist of:

Unsecured 5% promissory note dated August 1, 2005 with monthly installments of principal and interest of $10,806. The note matures on August 1, 2008. The note contains an option for the stockholder to convert 50% of the outstanding principal balance into shares of common stock of the Company at the rate of $1.00 per share, the fair market value on the date of the loan.	$197,011

Unsecured 10% promissory note dated December 7, 2005, payable in monthly installments of interest only. The note matures on December 6, 2007. The stockholder has the right to convert the principal and unpaid interest into shares of common stock at the rate of $1.00 per share, the fair market value on the date of the loan.	250,000

Unsecured 10% promissory note dated January 13, 2006, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	250,000

Unsecured 10% promissory note dated July 12, 2006, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	50,000

Secured 10% promissory note dated October 1, 2006. The note matures sixty days after demand for repayment. The note is secured by the assets of the Company.	125,000

Unsecured 10% promissory note dated September 7, 2004, payable in monthly installments of interest only. The note matures September 7, 2007. The note contains an option for the stockholder to convert to shares of common stock at $0.80 per common share, the fair market value on the date of the loan.	150,000

Unsecured 10% promissory note dated November 10, 2005, payable in monthly installments of interest only. The note matures on November 9, 2007. The stockholder has the right to convert the principal and interest into shares of common stock at the rate of $1.00 per share, the fair market value on the date of the loan.	250,000

Secured 10% promissory note dated October 1, 2006. The note matures sixty days after demand for repayment. The note is secured by the assets of the Company.	150,000

Unsecured 10% promissory note dated August 2, 2002, payable in monthly installments of interest only. The note matures sixty days after demand for repayment.	250,000

On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida (see Note 5). The balance of the payments are due on April 12, 2007.	200,000
1,872,011

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Notes Payable, Stockholders, continued

Less: current maturities of notes payable, stockholders	1,797,611
Note payable stockholder, net of current maturities	$74,400

Concurrent with the Merger approximately $1.7 million of the above obligations were converted to common stock (see Note 15).

NOTE 7 - Short-Term Debt

As of December 31, 2006, short-term debt consists of:

7% equipment financing note, due in monthly installments of principal and interest of $879 through November 2007. Certain equipment is collateralized under the note agreement.	$9,341

6% unsecured promissory note dated November 2, 2006, principal and accrued interest is due on April 23, 2007. On January 4, 2007, the note was amended whereby the holder was given the option to convert such note into shares of the Company’s common stock at $1.60 per share upon effectiveness of the Merger.	250,000

$259,341

Concurrent with the Merger, the above 6% unsecured promissory note of $250,000 was converted into 156,250 shares of common stock.

On January 12, 2006, the Company settled the principal balance of approximately $358,000 of certain equipment financing notes by paying approximately $244,000, prior to their maturity dates. The extinguishment of debt resulted in approximately $114,000 of gain on forgiveness of debt.

On March 30, 2006, two equipment finance notes in the principal amounts of $90,737 and $100,000 and related accrued interest of $42,916 were converted into 266,667 shares of common stock of the Company at the option of the debtor.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Capital Lease Obligations

The Company is the lessee of network base station equipments under various capital leases expiring in 2009. The assets and liabilities under those capital leases are recorded at fair market value. The assets are depreciated over the lease term, which approximates their useful lives, using the straight-line method. Depreciation expense of assets under capital leases in 2006 and 2005 was approximately $25,000 and $15,000 respectively.

As of December 31, 2006, the minimum future lease payments under these capital leases are:

Year Ending December 31,
2007	$81,280
2008	54,968
2009	26,671
Total minimum lease payments	162,919
Less: amount representing imputed interest	(26,919)

Present Value of Minimum Capital Lease Payments	136,000
Less: current maturities of capital lease obligations	62,685
Capital lease, net of current maturities	$73,315

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 9 -  Employee Benefit Plan

Effective January 1, 2005, the Company established a new 401(k) retirement plan. The plan covers all eligible employees who have attained the age of twenty-one and have completed a half year of service with the Company. The Company could elect to match up to a certain amount of employees’ contributions to the 401(k) plan. Total employee and employer contributions are limited to 100% of compensation per participant or $42,000, whichever is less. For the years ended December 31, 2006 and 2005, there were no employer contributions were made toward the 401(k) plan.

NOTE 10 - Stock Option Plan

The Company adopted a stock option plan during the year ended December 31, 2000 (the “2000 Plan”). Under the 2000 Plan, the Company can issue up to 1.5 million stock options. On February 10, 2005, the Board of Directors approved the increase in the number of stock options that can be granted under the 2000 Plan from 1.5 million to 3.0 million. The 2000 Plan is intended to provide incentives: (i) to officers and other employees of the Company by providing them with opportunities to purchase common stock in the Company pursuant to options granted, which qualify as incentive stock options; (ii) to directors, officers and employees of, and consultants and advisors of the Company, by providing them with opportunities to purchase common stock in the Company pursuant to options granted which do not qualify as incentive stock options (“nonqualified options”); and (iii) to directors, officers and employees of, and consultants and advisors to the Company, by providing them with awards of common stock in the Company (“stock awards”).

The purchase price per share of common stock deliverable upon the exercise of an option shall be determined by the Board of Directors; however, pursuant to the 2000 Plan it shall not be below fair market value on the date of issuance. Each option and all rights shall expire on such date as shall be set forth in the applicable Stock Rights Agreement, except that, in the case of an incentive stock option, such date shall not be later than ten (10) years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the 2000 Plan.

Options granted under the 2000 Plan shall be exercisable either in full or in installments, and shares issued pursuant to stock awards granted under the 2000 Plan shall vest either in full or in installments, at such time or times during such period as shall be set forth in the Stock Rights Agreement evidencing such stock rights, subject to the provisions of the 2000 Plan, provided that no option granted shall be exercisable during the first twelve (12) months after the date of grant. In addition, the 2000 Plan limits the right of the holder of outstanding options to exercise such vested options within a limited timetable as defined under the 2000 Plan upon a Participant’s death, becoming disabled or terminating employment.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 - Stock Option Plan, continued

Transactions under the stock option plan during the year ended December 31, 2006 and 2005 are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2005	1,318,000	$0.92
Granted during the year 2005	870,000	1.00
Forfeited/expired	(72,000)	1.11
Outstanding at December 31, 2005	2,116,000	$0.91
Granted during the year 2006	399,500	1.00
Forfeited / expired	(368,500)	1.12
Outstanding at December 31, 2006	2,147,000	$0.92

The following table summarizes information concerning currently outstanding and exercisable stock options:

Outstanding Options					Options exercisable
		Weighted-
	Number	Average	Weighted-		Number	Weighted-
Range of	Outstanding at	Remaining	Average		Exercisable at	Average
Exercise	December 31,	Contractual	Exercise	Intrinsic	December 31,	Exercise	Intrinsic
Prices	2006	Life (years)	Price	Value	2006	Price	Value
$0.55	400,00	6.16	$0.55	$ 344,000	400,000	$0.55	$344,000
$1.00	1,747,000	7.54	$1.00	716,270	1,382,500	$1.00	566,825

	2,147,000	7.28	$0.92	$1,060,270	1,782,500	$0.90	$910,825

The intrinsic value is calculated as the difference between the estimated market value of the Company’s common stock at December 31, 2006 which the Company determined to be $1.41 per share and the exercise price of the options.

	2005	2006

Options exercisable – End of year	1,782,500	1,541,667
Weighted average fair value of the options granted during the years.	$0.57	$0.46
Weighted average remaining contractual life of the outstanding options – End of year	7.28 years	8.05 years

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 - Stock Option Plan, continued

The options granted to employees in 2006 and 2005 were exercisable at prices ranging from $0.80 and $1.00 per common share expiring at various periods through December 2016.

On March 15, 2006 the Board of Directors canceled 201,000 options granted to employees in fiscal 2001 and 2003 at exercise prices of $1.50 per common share and reissued these same options to the same employees at exercise prices of $1.00, the fair market value at the time of the re-issuance. Accordingly, the Company expensed $15,770 of stock based compensation during the year 2006 to reflect the beneficial transfer.

NOTE 11 - Stock Warrants

The Company has issued warrants to purchase shares of common stock to employees and certain non-employees at exercisable prices ranging from $0.50 to $1.50 per common share expiring at various periods through March 2010. Warrants are only exercisable after the Company becomes a C corporation for tax reporting purposes (see Note 15).

A summary of the status of the warrants for the years ended December 31, is as follows:

	2006		2005
Warrants outstanding - Beginning of year		1,711,000	1,706,000
Granted		—	5,000
Expired		(75,000)	—
Warrants outstanding - End of year		1,636,000	1,711,000

Warrants exercisable - End of year		—	—
Weighted average fair value of the warrants granted during the year	$	NA	$0.49
Weighted average remaining contractual life of the outstanding warrants - End of year		2.20 years	3.09 years

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 - Deferred Compensation

On January 1, 2005, the Company entered into a deferred compensation agreement with an officer, who is also a stockholder. The officer agreed to defer $125,000 of his salary for 2005. The agreement allows for the accrual of interest at 10% compounded monthly which totaled approximately $6,700 at December 31, 2005. The amount deferred is due and payable upon either 1) the change of control of the Company’s voting stock or sale of substantially all the assets of the Company; 2) December 31, 2006; or 3) an earlier date if so elected by the Board of Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.00 per share.

On January 1, 2006, the Company entered into a deferred compensation agreement with the same officer above. The officer agreed to defer $45,000 of his salary for 2006. The agreement allows for the accrual of interest at 10% compounded monthly. The amount deferred is due and payable upon either 1) the change of control of the Company’s voting stock or sale of substantially all the assets of the Company; 2) December 31, 2006; or 3) an earlier date if so elected by the Board of Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.00 per share. As of December 31, 2006, the Company has accrued interest of approximately $25,000 on the deferred compensation.

On January 4, 2007 the above deferred compensation, accrued interest and conversion rights along with the notes payable were sold to a third party investor and subsequently converted into common stock (see Note 15(a)).

On September 30, 2006, the company awarded a bonus of $40,000 to another officer of the Company, who is also a stockholder of which $10,000 was deferred as of December 31, 2006 and subsequently paid in cash on January 31, 2007.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 13 - Recent Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

On February 15, 2007, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 159, entitled “The Fair Value Option for Financial Assets and Financial Liabilities”.  The guidance in SFAS No. 159 allows reporting entities to choose to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133 [as amended], entitled “Accounting for Derivative Instruments and Hedging Activities”. The provisions of SFAS No. 159 are applicable to all reporting entities and is effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. The Company does not believe this new accounting standard will have a material impact on its financial condition or results of operations.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The Company is currently evaluating the expected effect of FSP EITF 00-19-02 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact of this new standard, but currently believes that adoption will not have a material impact on its financial position or results of operations.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 13 - Recent Accounting Pronouncements, continued

In September 2006, the Securities and Exchange Commission (“SEC”)’s Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), that provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This pronouncement is effective for fiscal years ending after November 15, 2006. The Company has adopted SAB No. 108 and has found there to be no material impact on its financial position or results of operations.
In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation to its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments”, an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company does not expect this pronouncement to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2005, the FASB ratified the following consensus reached in Emerging Issues Task Force (“EITF”) Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 13 - Recent Accounting Pronouncements, continued

which are still presented in the financial statements). The adoption of this pronouncement did not have a material impact on the Company’s financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6 (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of `Conventional Convertible Debt Instrument” in EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered `conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Correction.” This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. The statements apply to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in the fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 14 - Commitments

Lease Obligations
The Company leases roof top rights, cellular towers and office space under various non-cancelable agreements expiring through December 2019. As of December 31, 2006, the total future lease payments are as follows:

Year Ending December 31,
2007	$928,781
2008	747,128
2009	637,798
2010	575,859
2011	274,452
Thereafter	1,094,713
$4,258,731

Rent expense for the years ended December 31, 2006 and 2005 totaled approximately $857,000 and $863,000, respectively.

NOTE 15 - Subsequent Events

a) On January 4, 2007, certain stockholders collectively transferred an aggregate of $1,616,753 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of approximately $1.7 million and cancelled the aforementioned obligations. As part of the arrangement, Towerstream agreed that it will take all actions to allow the investors to have the right to automatically convert the note into shares of common stock of UGC at a conversion price of $1.50 per share upon effectiveness of the merger as described below. In conjunction with the above transaction, the Towerstream Corporation, formerly UGC, a publicly traded shell company will record a charge of approximately $314,000 for the beneficial conversion feature granted to the holders of approximately $924,000 of the stockholders’ notes at $1.50 per share which did not originally have conversion rights and were converted to equity upon the Merger. In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at $1.43 per share in conjunction with the Merger.

b) On January 12, 2007, Towerstream Acquisition, Inc., a wholly-owned subsidiary of UGC merged with Towerstream Corporation, a private corporation. Upon closing of the merger, Towerstream Corporation became a wholly-owned subsidiary of UGC, and UGC succeeded to Towerstream Corporation’s line of business as its sole line of business. In connection with the merger, Towerstream Corporation changed its name to Towerstream I, Inc., and UGC changed its name to Towerstream Corporation.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 15 - Subsequent Events, continued

c) On January 12, 2007, Towerstream merged with a newly formed subsidiary of UGC. In connection with the merger, UGC issued 15,000,000 shares of its common stock for 21,404,977 outstanding shares of common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and UGC changed its name to Towerstream Corporation. Pursuant to the terms of the merger agreement, 1,900,000 shares of the previously issued and outstanding shares of UGC remain outstanding and all other shares outstanding prior to the merger were cancelled.

Accordingly, the merger of Towerstream and UGC (the “Merger”) is deemed to be a reverse merger that has been accounted for as a recapitalization of Towerstream.

d) Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share). In addition, these investors received warrants to purchase 2,555,028 shares of common stock for a period of five years at an exercise price of $4.50 per share, collectively (the “Private Placement”). In connection with the Private Placement, UGC incurred placement agent fees totaling approximately $446,400, and issued 140,917 warrants with an estimated fair value of approximately $77,000 to the placement agent at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses totaling approximately $522,300 in connection with the Merger. In connection with the sale of units of common stock and warrants, UGC agreed to file a registration statement underlying the resale of the common stock issued and underlying warrants no later than March 19, 2007, and to cause such statement to be effective on or before May 28, 2007. If such statement is either not filed or declared effective by the above dates, it must pay liquidated damages of 1% of the unit purchase price per month of delinquency with a maximum amount of damages of 6% of the unit purchase price.

e) In conjunction with the Merger, UGC sold $3,500,000 of senior convertible debentures (the “Debentures”). The Debentures require quarterly interest only payments of 8% per annum, mature on December 31, 2009 and contain certain restrictive debt covenants as defined in the agreement. The Debentures are convertible into shares of common stock of UGC at $2.75 per share. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of $4.00 per share and warrants to purchase 636,364 shares of common stock at an exercise price of $6.00 per share, for a period of five years. The issuance of the warrants resulted in the recording of a debt discount of approximately $527,000. In connection with the sale of the debentures, UGC agreed to file a registration statement underlying the resale of the common stock issued upon conversion of the debentures and underlying warrants no later than March 29, 2007, and to cause such statement to be effective on or before May 28, 2007. If such statement is either not filed or declared effective by the above dates, it must pay liquidated

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 15 - Subsequent Events, continued

damages of 1% of the debenture purchase price per month of delinquency with a maximum mount of damages of 6% of the debenture purchase price.

In connection with the Debentures, UGC incurred placement agent fees totaling approximately $140,000, and issued 63,634 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years.

f) In conjunction with the merger, on January 12, 2007 Towerstream Corporation, formerly UGC, reserved a total of 3,200,000 shares for the issuance of options and warrants. The total options and warrants exchanged in the merger totaled 2,651,027. Also, in conjunction with the merger Towerstream adopted the 2007 Equity Compensation Plan (the “2007 Plan”). The Plan provides a means for awarding specific equity-based benefits to officers and other employees, consultants and directors to encourage them to exercise their best efforts to enhance its growth. Under the Merger agreement all options and certain warrants and their respective rights and obligations, that were outstanding prior to the merger were transferred into the 2007 Plan and totaled 1,854,950. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 2,403,923.

g) On January 12, 2007 the Board of Directors issued 50,000 non-qualified stock options to directors and 100,000 non-qualified stock options to a consultant. In addition, 3,504 incentive stock options were issued to an employee. All options were issued under the 2007 Plan at an exercise price of $2.25, the estimated market price of the common stock on the date of issuance.

h) In conjunction with the merger, on January 12, 2007, Towerstream Corporation’s income tax status as an S corporation terminated and subsequently will be classified as a C corporation for income tax reporting purposes.

i) On January 12, 2007 and concurrent with the Merger the $250,000 6% promissory note dated November 2, 2006 was converted into 156,250 shares of common stock. Towerstream Corporation will record a charge of approximately $64,000 for the beneficial conversion feature granted to the note holder.

j) On January 18, 2007, Towerstream entered into a one year consulting agreement with a company to provide services related to investor relations. The agreement calls for monthly payments of $7,500 plus expenses and a non-refundable issuance of 200,000 shares of Towerstream common stock.

k) On February 8, 2007, a stockholder exercised his warrant to purchase 56,062 shares of common stock of the Company for $119,973.

TOWERSTREAM CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 15 - Subsequent Events, continued

l) On February 14, 2007, the Board of Directors issued 75,000 incentive stock options to a member of management under the 2007 Equity Compensation Plan at an exercise price of $9.74, which was 110% of the estimated market price of the common stock on the date of the issuance. The options vest quarterly over two years.

m) On March 12, 2007 the Company entered into two, five year, antenna site license operating lease agreements which require monthly payments of $2,800 and $714 respectively.